EXHIBIT-20.1


OAKWOOD MORTGAGE INVESTORS, INC. 2000-A                     REPORT DATE: 4/6/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER                        POOL REPORT # 1
REMITTANCE REPORT                                           Page 1 of 6
REPORTING MONTH:  Mar-00

                                 Scheduled Principal Balance of Contracts
------------------------------------------------------------------------------------------------
   Beginning                                                                    Ending              Scheduled
   Principal        Scheduled     Prepaid        Liquidated    Contracts        Principal           Gross          Servicing
   Balance          Principal     Principal      Principal     Repurchased      Balance             Interest       Fee
------------------------------------------------------------------------------------------------------------------------------------
 328,440,849.57   (293,840.69)  (2,786,978.94)     0.00           0.00        325,360,029.94     2,715,277.17     268,831.00
====================================================================================================================================
     Scheduled                                        Amount
     Pass Thru        Liquidation    Reserve       Available for       Limited        Total
     Interest         Proceeds       Fund Draw     Distribution        Guarantee    Distribution
--------------------------------------------------------------------------------------------------
  2,446,446.17          0.00          0.00          5,796,096.80         (0.00)      5,796,096.80
==================================================================================================
                                             Certificate Account
---------------------------------------------------------------------------------------------------------------
        Beginning                Deposits                                      Investment          Ending
         Balance      Principal           Interest           Distributions      Interest           Balance
---------------------------------------------------------------------------------------------------------------
          0.00      2,507,172.09         746,283.23             0.00            3,215.07          3,256,670.39
===============================================================================================================
                      P&I Advances at Distribution Date
 --------------------------------------------------------------------------
        Beginning         Recovered        Current           Ending
         Balance          Advances        Advances           Balance
 --------------------------------------------------------------------------
          0.00              0.00         318,892.69        318,892.69
 ==========================================================================

  OAKWOOD MORTGAGE INVESTORS, INC. 2000-A                  REPORT DATE: 4/6/00
  OAKWOOD ACCEPTANCE CORP. -  SERVICER                     POOL REPORT # 1
  REMITTANCE REPORT                                        Page 2 of 6
  REPORTING MONTH: March-00


  Class B Crossover Test                                             Test Met?
  ------------------------------------------------------------    --------------

  (a) Remittance date on or after October 2004                            N


  (b) Average 60 day Delinquency rate <=           5.5%                #DIV/0!


  (d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

                 Oct. 2004 - Mar. 2006             7%                     N
                 April 2006 - Mar. 2007            8%                     N
                 April 2007 - Sept. 2008           9.5%                   N
                 Oct. 2008 and After               10.5%                  N


  (e) Current realized loss ratio <=               3.00%                  Y

  (f) Does subordinated cert. percentage equal or
       exceed                                      41.618%
       of stated scheduled pool balance

                 Beginning M balances                  32,844,000.00

                 Beginning B balances                  32,023,000.00

                 Overcollateralization                 11,495,849.57
                                                 --------------------
                                                       76,362,849.57
                 Divided by beginning pool
                 balance                              328,440,849.57
                                                 --------------------
                                                             23.250%      N
                                                 ====================

  Average 60 day delinquency ratio:


                             Over 60s           Pool Balance           %
                         -------------------------------------------------------

  Current Mo                133,852.33          325,360,029.94       0.04%
  1st Preceding Mo                0.00                    0.00      #DIV/0!
  2nd Preceding Mo                0.00                    0.00      #DIV/0!
                                                    Divided by         3
                                                               -----------------
                                                                    #DIV/0!
                                                               =================

  Cumulative loss ratio:

                         Cumulative losses                0.00
                                           -------------------
  Divided by Initial Certificate Principal      328,440,849.57      0.000%
                                                               =================

  Current realized loss ratio:

                         Liquidation                Pool
                              Losses               Balance
                         -------------------------------------
  Current Mo                   0.00          328,440,849.57
  1st Preceding Mo             0.00                    0.00
  2nd Preceding Mo             0.00                    0.00
                               0.00          109,480,283.19
                                                                    0.000%
                                                              ==================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-A               REPORT DATE: 4/6/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER                  POOL REPORT # 1
REMITTANCE REPORT                                     Page 3 of 6
REPORTING MONTH: Mar-00

                                                                  Delinquency Analysis

                                             31 to 59 days             60 to 89 days        90 days and Over      Total Delinq.
                No. of     Principal                 Principal              Principal            Principal               Principal
                Loans      Balance          #        Balance          #     Balance        #     Balance        #        Balance
                --------------------------------------------------------------------------------------------------------------------
Excluding Repos  6,550   325,326,129.53     43     1,773,745.22      3     122,014.82     1      11,837.51      47      1,907,597.55
          Repos      1        33,900.41      1        33,900.41      0           0.00     0           0.00       1         33,900.41
                --------------------------------------------------------------------------------------------------------------------
          Total  6,551   325,360,029.94     44     1,807,645.63      3     122,014.82     1      11,837.51      48      1,941,497.96
                ====================================================================================================================
                                                                                                              0.7%             0.60%
                                                                                                              ======================
                                                               Repossession Analysis
                             Active Repos                 Reversal      Current Month
                             Outstanding                (Redemption)       Repos             Cumulative Repos
                                Principal                 Principal        Principal            Principal
                       #        Balance         #          Balance     #   Balance       #      Balance
                ----------------------------------------------------------------------------------------------
Excluding Repos        1       33,900.41        0           0.00      1   33,900.41      1      33,900.41
          Repos

          Total

OAKWOOD MORTGAGE INVESTORS, INC. 2000-A                   REPORT DATE: 4/6/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER                      POOL REPORT # 1
REMITTANCE REPORT
REPORTING MONTH: Mar-00                                   Page 4 of 6

REPOSSESSION LIQUIDATION REPORT

                       Liquidated                                                          Net
  Account   Customer   Principal      Sales      Insur.      Total     Repossession    Liquidation    Unrecov.    FHA Insurance
  Number      Name      Balance      Proceeds   Refunds     Proceeds     Expenses       Proceeds      Advances      Coverage
------------------------------------------------------------------------------------------------------------------------------------
                         0.00         0.00        0.00        0.00         0.00            0.00         0.00          0.00
                         0.00         0.00        0.00        0.00         0.00            0.00         0.00          0.00
                         0.00         0.00        0.00        0.00         0.00            0.00         0.00          0.00
                         0.00         0.00        0.00        0.00         0.00            0.00         0.00          0.00
                         0.00         0.00        0.00        0.00         0.00            0.00         0.00          0.00
                         0.00         0.00        0.00        0.00         0.00            0.00         0.00          0.00
                         0.00         0.00        0.00        0.00         0.00            0.00         0.00          0.00
                         0.00         0.00        0.00        0.00         0.00            0.00         0.00          0.00
                         0.00         0.00        0.00        0.00         0.00            0.00         0.00          0.00
                         0.00         0.00        0.00        0.00         0.00            0.00         0.00          0.00
                         0.00         0.00        0.00        0.00         0.00            0.00         0.00          0.00
                         0.00         0.00        0.00        0.00         0.00            0.00         0.00          0.00
                         0.00         0.00        0.00        0.00         0.00            0.00         0.00          0.00
                         0.00         0.00        0.00        0.00         0.00            0.00         0.00          0.00
                                                              0.00                         0.00
                       -------------------------------------------------------------------------------------------------------------
                         0.00         0.00        0.00        0.00         0.00            0.00         0.00          0.00
                       =============================================================================================================
        Net               Current
   Pass Thru           Period Net         Cumulative
    Proceeds          Gain/(Loss)      Gain/(Loss)
---------------------------------------------------------
     0.00                 0.00
     0.00                 0.00
     0.00                 0.00
     0.00                 0.00
     0.00                 0.00
     0.00                 0.00
     0.00                 0.00
     0.00                 0.00
     0.00                 0.00
     0.00                 0.00
     0.00                 0.00
     0.00                 0.00
     0.00                 0.00
     0.00                 0.00
     0.00                 0.00
-------------------------------------------------
     0.00                 0.00              0.00
=================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-A                    REPORT DATE: 4/6/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER                       POOL REPORT # 1
REMITTANCE REPORT
REPORTING MONTH: Mar-00                                    Page 5 of 6

CERTIFICATE PRINCIPAL ANALYSIS

                     PRINCIPAL
                                                           Beginning          Beginning
Senior                            Original Certificate    Certificate    Principal Shortfall   Current Principal       Current
Certificates                            Balance             Balance          Carry-Over               Due           Principal Paid
------------------------------------------------------------------------------------------------------------------------------------
A-1                                   65,000,000.00      65,000,000.00          0.00         3,080,819.63         3,080,819.63
A-2                                   23,000,000.00      23,000,000.00          0.00                 0.00                 0.00
A-3                                   14,000,000.00      14,000,000.00          0.00                 0.00                 0.00
A-4                                   25,000,000.00      25,000,000.00          0.00                 0.00                 0.00
A-5                                  125,078,000.00     125,078,000.00          0.00                 0.00                 0.00
                                  --------------------------------------------------------------------------------------------------
Total Certificate Principal Bal.     252,078,000.00     252,078,000.00          0.00         3,080,819.63         3,080,819.63
                                  ==================================================================================================
                                                              Accelerated
                                        Ending Principal        Principal          Ending                          Principal Paid
Senior                                Shortfall Carry-       Distribution      Certificate                           Per $1,000
Certificates                                Over                Amount           Balance            Pool Factor     Denomination
----------------------------------------------------------------------------------------------
A-1                                          0.00           560,227.27         61,358,953.10         94.39839%       47.39723
A-2                                          0.00                 0.00         23,000,000.00        100.00000%        0.00000
A-3                                          0.00                 0.00         14,000,000.00        100.00000%        0.00000
A-4                                          0.00                 0.00         25,000,000.00        100.00000%        0.00000
A-5                                          0.00                 0.00        125,078,000.00        100.00000%        0.00000
                                  -----------------------------------------------------------
Total Certificate Principal Bal.             0.00           560,227.27        248,436,953.10
                                  ===========================================================

                                                                       Beginning        Beginning
Subordinate                                     Original Certificate   Certificate      Principal Shortfall   Current Principal
Certificates                                    Balance                Balance          Carry-Over            Due
                                                -------------------------------------------------------------------------------
M-1                                             20,527,000.00        20,527,000.00        0.00                   0.00
M-1 Outstanding Writedown                                                     0.00

M-2                                             12,317,000.00        12,317,000.00        0.00                   0.00
M-2 Outstanding Writedown                                                     0.00

B-1                                             13,138,000.00        13,138,000.00        0.00                   0.00
B-1 Outstanding Writedown                                                     0.00

B-2                                             18,885,000.00        18,885,000.00        0.00                   0.00
B-2 Outstanding Writedown                                                     0.00

Excess Asset Principal Balance                  11,495,849.57        11,495,849.57
                                               --------------------------------------------------------------------------------
Total Excluding Writedown Balances              76,362,849.57        76,362,849.57        0.00                   0.00
                                               ================================================================================
All Certificates Excluding Writedown Balances  328,440,849.57       328,440,849.57        0.00           3,080,819.63
                                               ================================================================================
                                                                                                             Accelerated
                                                                       Ending Principal     Current          Principal
Subordinate                                         Current            Shortfall Carry-     Writedown/       Distribution
Certificates                                        Principal Paid     Over                 (Writeup)        Amount
                                                -------------------------------------------------------------------------------
M-1                                                     0.00               0.00               0.00
M-1 Outstanding Writedown                                                                     0.00

M-2                                                     0.00               0.00               0.00
M-2 Outstanding Writedown                                                                     0.00

B-1                                                     0.00               0.00               0.00
B-1 Outstanding Writedown                                                                     0.00

B-2                                                     0.00               0.00               0.00
B-2 Outstanding Writedown                                                                     0.00

Excess Asset Principal Balance                                                                              (560,227.27)
                                               --------------------------------------------------------------------------------
Total Excluding Writedown Balances                      0.00               0.00               0.00          (560,227.27)
                                               ================================================================================
All Certificates Excluding Writedown Balances   3,080,819.63               0.00               0.00                 0.00
                                               ================================================================================
                                                  Ending                             Principal Paid
Subordinate                                       Certificate                          Per $1,000
Certificates                                      Balance            Pool Factor      Denomination
                                                -----------------
M-1                                               20,527,000.00     100.00000%           0.00000
M-1 Outstanding Writedown                                  0.00

M-2                                               12,317,000.00     100.00000%           0.00000
M-2 Outstanding Writedown                                  0.00

B-1                                               13,138,000.00     100.00000%           0.00000
B-1 Outstanding Writedown                                  0.00

B-2                                               18,885,000.00     100.00000%           0.00000
B-2 Outstanding Writedown                                  0.00

Excess Asset Principal Balance                    12,056,076.84
                                               ---------------------------------------------------
Total Excluding Writedown Balances                76,923,076.84
                                               ==================
All Certificates Excluding Writedown Balances    325,360,029.94
                                               ==================

 OAKWOOD MORTGAGE INVESTORS, INC. 2000-A              REPORT DATE:  4/6/00
 OAKWOOD ACCEPTANCE CORP. -  SERVICER                 POOL REPORT # 1
 REMITTANCE REPORT
 REPORTING MONTH  Mar-00                              Page 6 of 6

 CERTIFICATE INTEREST ANALYSIS

                                                                   Current                               Interest
                  Pass    Beginning Carry-                       Carry-Over                   Ending      Paid Per
 Senior          Through    Over Priority   Current Priority  Priority Interest             Carry-Over      1000        Total Class
 Certificates     Rate    Interest Balance  Interest Accrual       Accrual          Paid      Balance   Denomination    Distribution
                -------------------------------------------------------------------------------------------------------------------
 A-1            6.2825%         0.00           181,494.44          0.00          181,494.44    0.00       2.79222      3,822,541.34
 A-2            7.7650%         0.00           148,829.17          0.00          148,829.17    0.00       6.47083        148,829.17
 A-3            7.9450%         0.00            92,691.67          0.00           92,691.67    0.00       6.62083         92,691.67
 A-4            8.1500%         0.00           169,791.67          0.00          169,791.67    0.00       6.79167        169,791.67
 A-5            8.1600%         0.00           850,530.40          0.00          850,530.40    0.00       6.80000        850,530.40
                        ---------------------------------------------------------------------------              ------------------
 Total                          0.00         1,443,337.35          0.00        1,443,337.35    0.00                    5,084,384.25
                        ===========================================================================              ==================
                                                                                 Current                                Ending
                         Pass       Beginning Carry-                           Carry-Over                             Carry-Over
 Subordinate            Through       Over Priority      Current Priority   Priority Interest  Priority Interest   Priority Interest
 Certificates            Rate       Interest Balance     Interest Accured        Accured              Paid              Balance
                     ---------------------------------------------------------------------------------------------------------------
 M-1                    8.3000%          0.00              141,978.42            0.00           141,978.42                0.00
 M-2                    8.2500%          0.00               84,679.38            0.00            84,679.38                0.00
 B-1                    8.2500%          0.00               90,323.75            0.00            90,323.75                0.00
 B-2                    8.0000%          0.00              125,900.00            0.00           125,900.00                0.00
 X                                       0.00              560,227.27            0.00                 0.00          560,227.27
 R                                       0.00                    0.00            0.00                 0.00                0.00
 Service Fee            1.0000%          0.00              268,831.00            0.00           268,831.00                0.00
                                ----------------------------------------------------------------------------------------------------
 Total                                   0.00            1,271,939.82            0.00           711,712.55          560,227.27
                                ====================================================================================================
  All Certificates                       0.00            2,715,277.17            0.00         2,155,049.90          560,227.27
                                ====================================================================================================
                           Beginning                      Current                            Ending        Interest
                          Carry-Over       Current       Carry-Over                        Carry-Over      Paid Per
 Subordinate               Writedown      Writedown      Writedown         Writedown       Writedown         1000        Total Class
 Certificates            Int. Balance    Int. Accrued   Int. Accrued     Interest Paid    Int. Balance   Denomination   Distribution
                     ---------------------------------------------------------------------------------------------------------------
 M-1                          0.00          0.00            0.00               0.00          0.00         6.91667         141,978.42
 M-2                          0.00          0.00            0.00               0.00          0.00         6.87500          84,679.38
 B-1                          0.00          0.00            0.00               0.00          0.00         6.87500          90,323.75
 B-2                          0.00          0.00            0.00               0.00          0.00         6.66667         125,900.00
 X                                                                                                                              0.00
 R                                                                                                                              0.00
 Service Fee                                                                                                              268,831.00
                       ------------------------------------------------------------------------                  -------------------
 Total                        0.00          0.00            0.00               0.00          0.00                         711,712.55
                       ========================================================================                  ===================
  All Certificates            0.00          0.00            0.00               0.00          0.00                       5,796,096.80
                       ========================================================================                  ===================

                                                              Cumulative X Interest Shortfall                             560,227.27
                                                              Cumulative Accelerated Prin. Disb.                          -560227.27
                                                                                                                  ------------------
                                                                                                                                0.00
                                                                                                                  ==================